As filed with the Securities and Exchange Commission on February 9, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORTRESS INVESTMENT GROUP LLC

(Exact name of registrant as specified in its charter)

Delaware	20-5837959
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas
46th Floor
New York, New York 10105
(212) 798-6100
(Address of principal executive offices)

FORTRESS INVESTMENT GROUP LLC 2007 OMNIBUS EQUITY INCENTIVE PLAN
(Full title of the plan)

David N. Brooks, Esq.
Deputy General Counsel and Secretary
Fortress Investment Group LLC
1345 Avenue of the Americas
46th Floor
New York, New York 10105
(212) 798-6100
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Joseph A. Coco, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Class A shares	115,000,000	$18.50	(2)	$2,127,500,000	$227,643

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the above-named plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding Class A shares.

(2)    Computed in accordance with Rule 457(h) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the ‘‘Securities Act’’). Such documents need not be filed with the Securities and Exchange Commission (the ‘‘SEC’’) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the SEC are incorporated by reference in this registration statement:

(a)    The Company’s prospectus, dated February 8, 2007 filed pursuant to Rule 424(b) under the Securities Act (the ‘‘Prospectus’’), which contains (i) an audited balance sheet of Fortress Investment Group Holdings LLC as of December 14, 2006; and (ii) audited combined financial statements as of December 31, 2005 and 2004 and for the three years in the period ended December 31, 2005 and unaudited combined financial statements as of September 30, 2006 and for the nine months ended September 30, 2006 and 2005, of Fortress Operating Group (as defined therein); and

(b)    All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), since the end of the fiscal year covered by the Prospectus; and

(c)    The description of the Class A shares contained in the Registration Statement on Form 8-A dated February 2, 2007, filed with the SEC by the Company to register such securities under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The legality of the shares offered hereby has been passed upon for the Company by David N. Brooks, Deputy General Counsel and Secretary of the Company. As of February 8, 2007, Mr. Brooks beneficially owned 285,715 restricted share units.

Item 6.	Indemnification of Directors and Officers.

The Company’s operating agreement provides that any person who is or was a director, officer or tax matters partner of the Company, or who is or was serving at the request of the Company as an officer, director, member, manager, partner, tax matters partner, fiduciary or trustee of another entity (including any subsidiary) will be indemnified by the Company, to the fullest extent permitted by law, against all expenses and liabilities arising from the performance of any of their duties or obligations in connection with their service to the Company, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may be made party. The Company’s operating agreement also provides that, to the fullest extent permitted by law, expenses (including attorneys’ fees) incurred by any such person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company.

The Company has entered into separate indemnification agreements with its directors and officers which provide for the Company to indemnify them to the fullest extent permitted by Delaware law, and pay expenses, subject to their obligation to reimburse the Company if it is found that they were not entitled to such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company maintains directors’ and officers’ liability insurance for our officers and directors.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.		Description
4	.1*	Specimen Certificate evidencing the Company’s Class A shares
4	.2*	Form of Shareholders Agreement, by and among the Company, Peter Briger, Wesley Edens, Randal Nardone, Robert Kauffman, and Michael Novogratz
4	.3*	Investor Shareholder Agreement, dated January 17, 2007, by and between the Company and Nomura Investment Managers U.S.A., Inc.
4	.4*	Amended and Restated Limited Liability Company Agreement of the Company
5.1		Opinion of David N. Brooks, Deputy General Counsel and Secretary of Fortress Investment Group LLC
10.1		Form of Restricted Share Award Agreement
10.2		Form of Restricted Share Unit Award Agreement
10.3		Form of Distribution Equivalent Right Award Agreement
23.1		Consent of Ernst & Young LLP
23.2		Consent of David N. Brooks (included in Exhibit 5.1)
24.1		Power of Attorney (included on the signature pages hereto)
99	.1*	Fortress Investment Group LLC 2007 Omnibus Equity Incentive Plan

*	Incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-138514), filed with the SEC.

The undersigned registrant hereby undertakes that it will submit the Plan and any amendment thereto to the Internal Revenue Service (‘‘IRS’’) in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9.	Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on February 9, 2007.

FORTRESS INVESTMENT GROUP LLC
By: /s/ Wesley R. Edens Name: Wesley R. Edens Title: Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Fortress Investment Group LLC, a Delaware limited liability company, hereby constitutes and appoints Wesley R. Edens and Randal A. Nardone and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this Registration Statement and any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Wesley R. Edens	CEO and Chairman of the Board (Principal executive officer)	2/9/2007

Wesley R. Edens

/s/ Daniel N. Bass	Chief Financial Officer (Principal financial officer)	2/9/2007

Daniel N. Bass

/s/ Jonathan R. Brown	Chief Accounting Officer (Principal accounting officer)	2/9/2007

Jonathan R. Brown

/s/ Peter L. Briger, Jr.	Director	2/9/2007

Peter L. Briger, Jr.

/s/ Robert I. Kauffman	Director	2/9/2007

Robert I. Kauffman

/s/ Randal A. Nardone	Director	2/9/2007

Randal A. Nardone

/s/ Michael E. Novogratz	Director	2/9/2007

Michael E. Novogratz

/s/ Fredric B. Garonzik	Director	2/9/2007

Fredric B. Garonzik

Signature	Title	Date

/s/ Richard N. Haass	Director	2/9/2007

Richard N. Haass

/s/ Douglas L. Jacobs	Director	2/9/2007

Douglas L. Jacobs

/s/ Daniel H. Mudd	Director	2/9/2007

Daniel H. Mudd

/s/ Howard Rubin	Director	2/9/2007

Howard Rubin

/s/ Takumi Shibata	Director	2/9/2007

Takumi Shibata

EXHIBIT INDEX

Exhibit No.		Description
4	.1*	Specimen Certificate evidencing the Company’s Class A shares
4	.2*	Form of Shareholders Agreement, by and among the Company, Peter Briger, Wesley Edens, Randal Nardone, Robert Kauffman, and Michael Novogratz
4	.3*	Investor Shareholder Agreement, dated January 17, 2007, by and between the Company and Nomura Investment Managers U.S.A., Inc.
4	.4*	Amended and Restated Limited Liability Company Agreement of the Company
5.1		Opinion of David N. Brooks, Deputy General Counsel and Secretary of Fortress Investment Group LLC
10.1		Form of Restricted Share Award Agreement
10.2		Form of Restricted Share Unit Award Agreement
10.3		Form of Distribution Equivalent Right Award Agreement
23.1		Consent of Ernst & Young LLP
23.2		Consent of David N. Brooks (included in Exhibit 5.1)
24.1		Power of Attorney (included on the signature pages hereto)
99	.1*	Fortress Investment Group LLC 2007 Omnibus Equity Incentive Plan

*	Incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-127372), filed with the SEC.